Exhibit 10.2

GUARANTEE AGREEMENT

Dated as of June 7, 2011

NEWSTAR FINANCIAL, INC.

in favor of

MACQUARIE BANK LIMITED

-i-

GUARANTEE AGREEMENT

This GUARANTEE AGREEMENT (this “Guarantee”) is made as of June 7, 2011, by NEWSTAR FINANCIAL, INC., a Delaware corporation (“Guarantor”), in favor of MACQUARIE BANK LIMITED, an Australian corporation (together with its successors and assigns, “Purchaser”).

W I T N E S S E T H:

WHEREAS, Purchaser, NewStar CRE Finance I LLC, a Delaware limited liability company (“Seller”), and, solely for purposes of Article 30 thereof, Guarantor are parties to that certain Master Repurchase Agreement, dated as of the date hereof (as modified, amended or restated from time to time, the “Repurchase Agreement,” and together with all documents and agreements now or hereafter executed by Seller in connection therewith, collectively, the “Repurchase Documents”).

WHEREAS, Guarantor directly or indirectly owns one hundred percent (100%) of the legal and beneficial interests in Seller, and Guarantor will derive benefits, directly and indirectly, from the execution, delivery and performance by Seller of the Repurchase Documents and the transactions contemplated by the Repurchase Agreement (collectively, the “Transactions”); and

WHEREAS, it is a condition to the effectiveness of the Repurchase Agreement and the consummation of the Transactions that Guarantor execute and deliver this Guarantee for the benefit of Purchaser.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees as follows:

Section 1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Repurchase Agreement.

Section 2. Guarantee of Payment.

(a) Guarantor hereby unconditionally and irrevocably guarantees to Purchaser the prompt and complete payment to Purchaser and the performance by Seller when due of the following amounts (collectively, the “Guaranteed Obligations”):

(i) any and all actual losses and damages (it being acknowledged and agreed that Purchaser shall not seek consequential, punitive or special damages, except to the extent Purchaser has incurred the same) incurred by Purchaser in connection with:

A. any failure by Seller to comply with Article 12 of the Repurchase Agreement, which failure results in a substantive consolidation;

B. any misapplication or conversion on the part of Seller, Guarantor or Servicer (to the extent Servicer is an Affiliate of Seller or Guarantor) or any Affiliate of the foregoing of any of Income required to be deposited into the Concentration Account or the Collection Account pursuant to Article 5 of the Repurchase Agreement;

C. any fraud or material misrepresentation by Seller, Guarantor, Servicer (to the extent Servicer is an Affiliate of Seller or Guarantor) or any officer, director, partner, member or employee of the foregoing with respect to the Transactions, the Repurchase Agreement, the Repurchase Documents or any other certificate, report, notice, financial statement, representation, warranty or other instrument or document furnished to Purchaser by Seller, Guarantor or Servicer (to the extent Servicer is an Affiliate of Seller or Guarantor) or any Affiliate thereof on the Closing Date or during the term of the Repurchase Agreement;

D. any failure by Seller to fund any Future Advances as, if and when Seller is obligated to make such Future Advances under the applicable Purchased Assets Documents which has not been waived by the applicable Mortgagor, except to the extent such failure is solely due to Purchaser failing to release funds from the Future Advance Reserve in accordance with Article 28 of the Repurchase Agreement when and as required thereunder;

E. any claim by any Affiliate of Seller that Purchaser is not the record and beneficial owner of, and does not have good and marketable title to, each Purchased Asset in accordance with the Transaction Documents;

F. upon the occurrence of an Event of Default, any failure of Seller or Guarantor to cause Purchaser (or its designee) to be appointed as Administrative Agent for all Purchased Assets in accordance with Article 30 of the Repurchase Agreement;

G. any failure of Seller to cure a Default under Article 13(a)(xi)(A) of the Repurchase Agreement within the time periods set forth therein;

H. any failure of Seller to repurchase a Purchased Asset on the applicable Document Rep Breach Repurchase Date (provided that any liability of Guarantor under this Section 2(a)(i)(H) shall not exceed the related Repurchase Price for such Purchased Asset); and

I. any failure by Seller to pay any Make-Whole Amounts to Purchaser in accordance with Article 3(n) of the Repurchase Agreement; and

(ii) The Repurchase Price for all Purchased Assets in the event that any of the following shall occur by or on behalf of Seller: (a) the filing of a voluntary petition, the commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors; (b) the filing of an answer consenting to, or otherwise acquiescing in, or joining in, or otherwise failing to timely contest, or an order of relief if entered with respect to, any involuntary petition or case or proceeding against such Person under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors; (c) the soliciting or otherwise colluding with petitioning creditors for any involuntary petition, case or proceeding against Seller under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors; (d) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for Seller or any substantial part of the property of Seller; or (e) the making of a general assignment for the benefit of creditors.

(b) This Guarantee is in no way conditioned upon any event or contingency, and shall be binding upon and enforceable against Guarantor without regard to the validity or enforceability of the Repurchase Documents or of any term thereof.

(c) In case any of the Repurchase Documents shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of Seller or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, Guarantor’s obligations hereunder shall continue to the same extent as if such agreement had not been so rejected. Guarantor agrees that this Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time payment to Purchaser of the Guaranteed Obligations or any part thereof is rescinded or must otherwise be returned by Purchaser upon the insolvency, bankruptcy or reorganization of Seller, or otherwise, as though such payment to Purchaser had not been made.

(d) Guarantor shall pay on demand all reasonable costs and expenses and damages (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Purchaser or any of its agents in connection with the enforcement of the obligations of Guarantor under this Guarantee.

Section 3. Obligations Unconditional. Guarantor hereby agrees that its obligations under this Guarantee shall be continuing and shall not be subject to any non-compulsory counterclaim, set-off, deduction or defense (other than payment) based upon any claim Guarantor may have against Purchaser or Seller or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition (whether or not Guarantor shall have any knowledge or notice thereof) whatsoever that might constitute a legal or equitable discharge or defense, and shall be unconditional, irrespective of:

(i) the validity, enforceability, avoidance, novation or subordination of any of the Guaranteed Obligations, the Repurchase Documents, this Guarantee, or any other document relating thereto;

(ii) the absence of any attempt by, or on behalf of, Purchaser to collect, or to take any other action to enforce, all or any part of the Guaranteed Obligations, whether from or against Seller, Guarantor, Servicer or any other Person or entity;

(iii) the election of any remedy by, or on behalf of, Purchaser with respect to all or any part of the Guaranteed Obligations;

(iv) the waiver, rescission, compromise, acceleration, consent, extension, forbearance or granting of any indulgence by, or on behalf of, Purchaser with respect to, or the amendment or modification of, or any release of any party from, any of the terms and provisions of the Repurchase Documents or any related document;

(v) the failure of Purchaser to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral, if any, for the Guaranteed Obligations;

(vi) the election by, or on behalf of, Purchaser, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(vii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of Purchaser for repayment of all or any part of the Guaranteed Obligations or any expenses associated therewith;

(viii) the failure of Purchaser to assert any claim or demand or to enforce any right or remedy against Seller or any other Person under the provisions of the Repurchase Documents or any related document or other agreement or otherwise;

(ix) any change in respect of Seller or Guarantor, including, without limitation, as a result of any sale of assets, merger, consolidation, dissolution, liquidation, recapitalization or other change of legal form or status, whether or not permitted under the Repurchase Documents;

(x) the release, exchange, waiver or foreclosure of any security held by Purchaser for any of the Guaranteed Obligations or the invalidity or nonperfection of any security interest securing the Guaranteed Obligations or this Guarantee, or any other defect of any kind pertaining to the Guaranteed Obligations or any guaranty or collateral security in respect thereof;

(xi) the release or substitution of Seller or Guarantor; or

(xii) any other circumstance that might otherwise, but for this specific agreement of Guarantor to the contrary, result in a discharge of, or the exoneration of, Guarantor hereunder, at law or in equity, it being the intent of the parties hereto that the obligations of Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

Section 4. Enforcement. Guarantor’s liability under this Guarantee is a guaranty of payment and not of collection. Purchaser shall have the right to require Guarantor to pay, comply with and satisfy its obligations and liabilities under this Guarantee, and shall have the right to proceed immediately against Guarantor with respect thereto, without being required to attempt recovery first from Seller or any other party, without first suing on the Repurchase Agreement or any other Repurchase Document and without demonstrating that the Collateral is inadequate security or that Purchaser has exercised (to any degree) or exhausted any of Purchaser’s other rights and remedies with respect to Seller, Servicer or any Collateral.

Section 5. Waivers. Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Seller or

Guarantor, protest or notice (except any applicable notices required to be given to Seller under the Repurchase Documents or to the Guarantor herein) with respect to the Guaranteed Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance (except any applicable notices required to be given under the Repurchase Documents or to the Guarantor herein), protests, notices of protest, notices of dishonor and notices of acceptance of this Guarantee and all other demands (except any applicable demands required to be given under the Repurchase Documents or to the Guarantor herein) whatsoever (and shall not require that the same be made on Seller or Guarantor as a condition precedent to the obligations of Guarantor hereunder, except as required by the Repurchase Documents or to the Guarantor herein), and covenants that this Guarantee will not be discharged, except by complete payment (in cash) of the Guaranteed Obligations and any other obligations contained herein and the termination of the Repurchase Documents. Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from loans extended to Seller, any other Person under the Repurchase Documents, Guarantor or otherwise under any related document.

Purchaser is hereby authorized, without notice or demand and without affecting the liability of Guarantor hereunder, from time to time, (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Guaranteed Obligations, or to otherwise modify, amend or change the terms of the Repurchase Documents to which Purchaser is a party or any other related document; (b) to accept partial payments on all or any part of the Guaranteed Obligations; (c) to take and hold security or collateral for the payment of all or any part of the Guaranteed Obligations, this Guarantee, or any other guaranties of all or any part of the Guaranteed Obligations or other liabilities of Guarantor or Seller; (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; and (f) to settle, release, exchange, enforce, waive, compromise, collect or otherwise liquidate all or any part of the Guaranteed Obligations, and any security or collateral for the Guaranteed Obligations. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of Guarantor hereunder.

Section 6. Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable, Purchaser may, without notice to Guarantor and regardless of the acceptance of any security or collateral for the payment thereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from Purchaser to Guarantor and (ii) any moneys, credits or other property belonging to Guarantor, at any time held by or coming into the possession of Purchaser or its Affiliates.

Section 7. Financial Information. Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Seller and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations (or any part thereof) that diligent inquiry would reveal, and Guarantor hereby agrees that Purchaser shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances.

Section 8. Representations and Warranties. Guarantor hereby represents and warrants to Purchaser that as of the date hereof and, except as otherwise provided herein, throughout the term of this Guarantee:

(a) Existence. Guarantor (i) is a Delaware corporation duly organized and validly existing under the laws of the jurisdiction of its organization, (ii) has all requisite power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect on Guarantor; and (iii) is qualified to do business, is validly existing and is, to the extent determinable, in good standing, in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect on Guarantor.

(b) Action. Guarantor has all necessary power, authority and legal right to execute, deliver and perform its obligations under this Guarantee; such execution, delivery and performance by Guarantor has been duly authorized by all necessary action on its part; and this Guarantee has been duly and validly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms except as enforceability may be limited or varied by bankruptcy, insolvency, reorganization, liquidation or other similar laws of general application relating to enforcement of the rights of a creditor and by general equitable principals.

(c) Non-Contravention. Neither the execution and delivery of this Guarantee, nor the execution and delivery of the Repurchase Documents by Seller, nor consummation by Guarantor or Seller of the Transactions, nor compliance by Seller or Guarantor, as applicable, with the terms, conditions and provisions of this Guarantee or the other Repurchase Documents will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Guarantor, (ii) any contractual obligation to which Guarantor is now a party or the rights under which have been assigned to Guarantor or the obligations under which have been assumed by Guarantor or to which the assets of Guarantor is subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of Guarantor, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Guarantor, or (iv) any applicable Requirement of Law, in the case of clauses (ii) or (iii) above, to the extent that such conflict or breach would have a Material Adverse Effect. Guarantor has all necessary licenses, permits and other consents from Governmental Authorities necessary to performance of its obligations under this Guarantee.

(d) Litigation. As of the Closing Date, there is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Guarantor, threatened in writing against Guarantor, Servicer, Seller, any Affiliate of the foregoing or any of their respective assets, in each case that may result in any Material Adverse Effect. As of the Closing Date, Guarantor is in compliance in all material respects with all Requirements of Law, except to the extent that failure to so comply would not cause a Material Adverse Effect. As of the Closing Date, none of Guarantor, Seller, Servicer or any of their Affiliates are in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority, in each case that could reasonably be expected to result in any Material Adverse Effect.

(e) Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, or other action of, any Governmental Authority or any third party is required to authorize, or is required in connection with, (i) the execution, delivery and performance by Guarantor of this Guarantee, (ii) the legality, validity, binding effect or enforceability of this Guarantee, or (iii) the consummation of the transactions contemplated by this Guarantee, in each case which has not been obtained and which the failure to obtain could reasonably be expected to have a Materially Adverse Effect.

(f) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or at the direction of Guarantor to Purchaser in connection with the negotiation, preparation or delivery of this Guarantee and the Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, (x) do not contain any untrue statement of material fact and (y) contain all statements of material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, true. All written information furnished after the date hereof by or at the direction of Guarantor to Purchaser in connection with this Guarantee or the other Repurchase Documents and the transactions contemplated hereby and thereby, will be true, complete and accurate in every material respect, or (in the case of projections) will be based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the best knowledge of the chief financial officer and treasurer of Guarantor, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Purchaser for use in connection with the Transactions.

Section 9. Covenants of Guarantor. Guarantor covenants and agrees with Purchaser that, until payment in full of all Guaranteed Obligations:

(a) Financial Statements, Reports, etc. Guarantor shall deliver to Purchaser the financial reports and statement required pursuant to Article 11(i) of the Repurchase Agreement.

(b) Administrative Agent for Purchased Assets. Guarantor shall not:

(i) resign as Administrative Agent for any Purchased Asset or otherwise permit another Person to be appointed as Administrative Agent for any Purchased Asset (except to the extent expressly contemplated in the Repurchased Agreement following the occurrence of an Event of Default); or

(ii) after the occurrence and during the continuance of a Default or an Event of Default, take any action as Administrative Agent for any Purchased Asset without the prior written consent of Purchaser in its sole and absolute discretion, except as otherwise provided in the Servicing Agreement with respect to the Servicer.

(c) Litigation. Guarantor will promptly, and in any event within five (5) Business Days after notice or actual knowledge of any of the following, give to Purchaser notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened in writing) or other legal or arbitrable proceedings with respect to Guarantor, Seller or Servicer (to the extent Servicer is an Affiliate of Guarantor) before any Governmental Authority that (i) questions or challenges the validity or enforceability of this Guarantee, any of the Repurchase Documents or any action to be taken in connection with the Transactions, (ii) makes a claim or claims against Seller in an aggregate amount in excess of $500,000 or against Guarantor in an aggregate amount greater than $5,000,000, or (iii) which, individually or in the aggregate, if adversely determined could reasonably be likely to have a Material Adverse Effect with respect to Seller or Guarantor.

(d) Existence, etc. Guarantor will:

(i) at all times (x) comply with all material contractual obligations, (y) comply in all respects with all laws, ordinances, rules, regulations and orders (including, without limitation, environmental laws) of any Governmental Authority or any other federal, state, municipal or other public authority having jurisdiction over Seller or any of its assets and Seller shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business and (z) maintain and preserve its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business, except in each case to the extent that the failure to so comply, maintain or preserve would not reasonably be expected to result in a Material Adverse Effect;

(ii) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained and except to the extent that failure to pay or discharge such amount would not result in a Material Adverse Effect; and

(iii) solely for the purposes of, and in accordance with, Article 26 of the Repurchase Agreement, permit representatives of Purchaser, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Purchaser.

(e) Prohibition of Fundamental Changes. Without at least thirty (30) days prior written notice to Purchaser, Guarantor shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets.

(f) Notices. Guarantor shall give notice to Purchaser promptly upon receipt or knowledge of the occurrence of any Default or Event of Default under this Guarantee, the Repurchase Agreement or any other Repurchase Document.

(g) [reserved].

(h) Assignment. Guarantor shall not assign, and shall not permit Seller to assign, any of its or Seller’s rights or obligations under the Repurchase Documents or with respect to the Transactions. Purchaser may assign its rights and obligations under this Guarantee in accordance with Article 18 of the Repurchase Agreement.

(i) Minimum Tangible Net Worth. Guarantor (and its Subsidiaries), on a consolidated basis, shall maintain at all times a Tangible Net Worth of at least $400,000,000 (the “Minimum Tangible Net Worth Amount”), which Minimum Tangible Net Worth Amount shall be automatically reduced (dollar for dollar) by the amount of any reduction in the assets designated on Guarantor’s audited consolidated balance sheet as “deferred income taxes, net” and/or “deferred financing costs, net” from such amounts as shown on Guarantor’s audited consolidated balance sheet as of December 31, 2010.

Section 10. No Marshalling; Reinstatement. Guarantor consents and agrees that neither Purchaser nor any Person or entity acting for or on behalf of Purchaser shall be under any obligation to marshal any assets in favor of Guarantor or against or in payment of any or all of the Guaranteed Obligations. Guarantor further agrees that, to the extent that Seller, Guarantor or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to Purchaser, or Purchaser receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Seller, Guarantor, such other guarantor or any other Person or entity, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

Section 11. Subrogation. Guarantor (i) shall have no right of subrogation with respect to the Guaranteed Obligations prior to payment in full of all obligations which shall be owing to Purchaser under the Repurchase Documents and (ii) waives any right to enforce any remedy which Purchaser now or may hereafter have against Guarantor, Seller, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person or entity, and Guarantor waives any benefit of, and any right to participate in, any security or collateral given to Purchaser to secure the payment of all or any part of the Guaranteed Obligations.

Section 12. Enforcement; Amendments; Waivers. No delay on the part of Purchaser in the exercise of any right or remedy arising under this Guarantee, the Repurchase Documents, any other related document, or otherwise with respect to all or any part of the Guaranteed Obligations, shall operate as a waiver thereof, and no single or partial exercise by Purchaser of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guarantee shall be binding upon Purchaser, except as expressly set forth in a writing duly signed and delivered by Purchaser. Failure by Purchaser at any time or times hereafter to require strict performance by Seller, Guarantor, any other guarantor of all or any part of the Guaranteed Obligations or any other Person or entity of any of the provisions, warranties, terms and conditions contained in the Repurchase Documents or any other related document now or at any time or times hereafter executed and delivered to Purchaser shall not waive, affect or diminish any right of Purchaser at any time or times hereafter to demand strict performance thereof. Any determination by a court of competent jurisdiction which has become final by appeal or lapse of time for appeal of the amount of the Guaranteed Obligations owing by Guarantor or Seller to Purchaser shall be conclusive and binding on Guarantor irrespective of whether Guarantor was a party to the suit or action in which such determination was made.

Section 13. Effectiveness; Termination. This Guarantee shall become effective upon its execution by Guarantor and shall continue in full force and effect and may not be terminated or otherwise revoked, but shall be terminated upon the termination of the Repurchase Documents and payment in full of all amounts owing to Purchaser under the Repurchase Documents, without further action of the parties, subject to the provisions of this Guarantee, which provisions expressly survive termination. If, notwithstanding the foregoing, Guarantor shall have any right under applicable law to terminate or revoke this Guarantee, Guarantor agrees that, except as provided in the preceding sentence, such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by Guarantor is actually received by Purchaser. Such notice shall not affect the right and power of Purchaser to enforce rights arising prior to receipt of the notice.

Section 14. Successors and Assigns. This Guarantee shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that Guarantor may not assign or otherwise transfer any of its rights or obligations hereunder (and any attempted assignment or transfer by Guarantor shall be null and void). Nothing in this Guarantee, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of Purchaser) any legal or equitable right, remedy or claim under or by reason of this Guarantee.

Section 15. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-140 1 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 16. Submission to Jurisdiction; Waivers. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH PURCHASER SHALL HAVE BEEN NOTIFIED; AND

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 17. Waiver of Jury Trial. EACH OF GUARANTOR AND PURCHASER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18. Notices. All notices, requests and other communications concerning this Guarantee shall be given or made in accordance with the Repurchase Agreement.

Section 19. Entire Agreement; Severability. This Guarantee contains the final agreement with respect to the matters contained herein by Guarantor and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between Guarantor and Purchaser. If any of the provisions of this Guarantee shall be held invalid or unenforceable, this Guarantee shall be construed as if not containing such provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

Section 20. Execution in Counterparts. This Guarantee may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and the party hereto may execute this Guarantee by signing any such counterpart.

Section 21. General Interpretive Provisions. FOR THE AVOIDANCE OF DOUBT, GUARANTOR ACKNOWLEDGES AND AGREES THAT WHENEVER PURSUANT TO THIS GUARANTEE OR ANY OTHER TRANSACTION DOCUMENT, PURCHASER MAY EXERCISE ANY RIGHT GIVEN TO IT TO TAKE ANY ACTION OR NOT TAKE ANY ACTION IN ITS SOLE AND ABSOLUTE DISCRETION, TO APPROVE OR DISAPPROVE IN ITS SOLE AND ABSOLUTE DISCRETION, TO CONSENT OR NOT CONSENT IN ITS SOLE AND ABSOLUTE DISCRETION, OR ANY ARRANGEMENT OR TERM IS TO BE SATISFACTORY OR ACCEPTABLE TO PURCHASER IN ITS SOLE AND ABSOLUTE DISCRETION, PURCHASER MAY TAKE OR NOT TAKE SUCH ACTION, APPROVE OR DISAPPROVE, CONSENT OR NOT CONSENT OR DECIDE WHETHER ARRANGEMENTS OR TERMS ARE SATISFACTORY OR ACCEPTABLE OR NOT SATISFACTORY OR ACCEPTABLE, IN EACH CASE IN ITS SOLE AND

ABSOLUTE DISCRETION FOR ANY REASON OR FOR NO REASON, AND ANY SUCH DECISION SHALL BE FINAL AND CONCLUSIVE AND BINDING ON GUARANTOR. GUARANTOR FURTHER ACKNOWLEDGES AND AGREE THAT: (I) GUARANTOR IS A SOPHISTICATED PARTY; (II) THE FOREGOING SENTENCE WAS NEGOTIATED BY THE PARTIES HERETO (WITH THE ADVICE OF COUNSEL) ON AN ARM’S LENGTH BASIS IN GOOD FAITH; AND (III) THAT THE NEGOTIATED STANDARDS SET FORTH IN THE FOREGOING SENTENCE WERE A MATERIAL INDUCEMENT FOR PURCHASER TO ENTER INTO THIS GUARANTEE AND THE OTHER TRANSACTION DOCUMENTS AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

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IN WITNESS WHEREOF, this Guarantee has been duly executed by Guarantor as an instrument under seal as of the day and year first set forth above.

GUARANTOR

NEWSTAR FINANCIAL, INC., a Delaware corporation

By:	/s/ JOHN J. FRISHKOPF
Name: John J. Frishkopf
Title: Treasurer

Acknowledged:

MACQUARIE BANK LIMITED,
an Australian corporation

By:	/s/ MARK WONG
Name: Mark Wong
Title: Executive Director

By:	/s/ MELANIE LINCOLN
Name: Melanie Lincoln
Title: Senior Manager